FOR IMMEDIATE RELEASE	CONTACT:
March 26, 2009	Andrew Zaref, CFO
(212) 716-1977

ATRINSIC REPORTS OPERATING RESULTS FOR THE FULL YEAR AND FOURTH QUARTER 2008.
PROFORMA AEBITDA of $7.7 MILLION FOR THE YEAR ENDED DECEMBER 31, 2008, EXCLUDES A $114.8 MILLION NON-CASH IMPAIRMENT CHARGE

Fourth Quarter Highlights

■
Proforma Revenues of $22.9 million and $128.4 million, and Proforma Adjusted EBITDA of $337 thousand ($0.02 per share) and $7.7 million ($0.35 per share) for the three and twelve months ended December 31, 2008. Proforma Revenues for the twelve months ended December 31, 2008 increased by 5.0% when compared to the prior year.

■
Reported revenues of $22.9 million and $113.9 million, and net loss of ($116.6) million ($5.37 per share) and ($115.8) million ($5.43 per share), for the three and twelve months ended December 31, 2008 which includes a $114.8 million noncash impairment charge. Reported Revenues for the three and twelve months ended December 31, 2008 increased by 64.0% and 207.9% respectively when compared to the prior year.

■
Cash, cash equivalents and marketable securities, of $24.7 million and net working capital of $23.7 million available for continued organic growth initiatives, continued share repurchases, and other strategic accretive investments.

New York   (March 26, 2009) - New Motion, Inc., doing business as Atrinsic, (NASDAQ: NWMO), a premier diversified online marketing services company, announced today that revenues for the fourth quarter of 2008 were $22.9 million compared with $14.0 million in the fourth quarter of 2007, an increase of 64.0%. Revenues for the twelve months ended December 31, 2008 and 2007 were $113.9 million and $37.0 million, an increase of 207.9%. The increase in revenues is primarily attributable to the Company’s merger with Traffix, Inc. which was consummated on February 4, 2008. The Company continues to leverage the benefits of its cross media Internet and alternative billing platforms, vertically integrate its proprietary content and online distribution network, and diversify its revenues with new service offerings. For the twelve months ended December 31, 2008, revenues derived from Subscription and Transactional service offerings increased 19.5% and 100%, respectively.

Burton Katz, Chief Executive Officer, said “despite a challenging macroeconomic environment, Atrinsic was able to grow its top line revenue year over year and generate positive cash flows from its core business. The Company continues to transform itself into a diversified Internet marketing company through deploying new direct to consumer products across the mobile and fixed Internet, winning new advertising contracts, expanding its billing reach to landline phones, and deploying its next generation, proprietary technology platform. We remain cautiously optimistic for 2009 in addressing two large growth markets, mobile media and online advertising, and see many opportunities to prudently and successfully expand our business.”

Operating expenses for the fourth quarter of 2008, excluding the non-cash impairment of Goodwill of $114.8 million, were $26.1 million compared with operating expenses of $15.1 million in the fourth quarter of 2007, an increase of approximately $11.0 million. The increase is primarily attributable to the merger with Traffix which resulted in increases in the cost of media, non cash equity based compensation, and depreciation and amortization; partially offset by efficiencies gained through post merger integration. The Company continues to achieve the anticipated $4.1 million efficiencies gained from the merger while simultaneously developing an appropriate infrastructure to support anticipated growth. In addition, the Company is carefully monitoring its performance relative to expectations and market conditions to monitor its discretionary customer acquisition and lead generation activities.

Net loss for the fourth quarter of 2008 was ($116.6) million (($5.37) per basic and diluted earnings per share) compared with a net loss of ($941) thousand for the fourth quarter of 2007 (($0.08) per basic and diluted loss per share). Net loss for the twelve months ended December 31, 2008 was ($115.8) million (($5.43) per basic and diluted earnings per share) compared with a net loss of ($4.1) million for the twelve months ended December 31, 2007 (($0.37) per basic and diluted loss per share).

As of December 31, 2008, the Company had $24.7 million of cash, cash equivalents and marketable securities with significant working capital to support future growth, business development initiatives, and capital activities. Pursuant to its stock repurchase program previously announced on April 9, 2008, the Company repurchased 1,289,554 and 1,908,926, shares of Common stock during the three and twelve months ended December 31, 2008 at a cost of approximately $1.5 million and $4.1 million, respectively.  To date, since inception of the plan, the Company has repurchased 2,381,318 shares at a cost of approximately $4.5 million.

Andrew Zaref, Chief Financial Officer, said “We are pleased to end the year with a strong balance sheet competitively positioning the Company in the digital media sector. The Company generated positive cash from its core operations and used its available resources to make strategic investments, which create the opportunity for organic growth. In addition, the Company repurchased approximately 10% of its common shares outstanding under its current share buyback program.”

Non-GAAP1 Adjusted Proforma EBITDA for the fourth quarter 2008 was $337 thousand as compared with $1.4 million for the fourth quarter of 2007. On a non-GAAP per diluted share basis, Adjusted EBITDA per share for the fourth quarter of 2008 was $0.02 as compared to $0.12 for the fourth quarter of 2007.

Company Goals

During 2008, the Company consummated two significant business combinations and took significant actions to maximize the efficiencies related to those transactions. In addition, management has reduced operating expenses, launched numerous operational initiatives, and continued to monitor the marketplace for additional opportunities. The nature, timing, and magnitude of future activities will depend on, among other things, operating performance, continued post merger integration activities, and market conditions. Management continuously seeks to build long term shareholder value by prudently deploying capital with expectations for an anticipated risk adjusted return.

The Company continues to execute on its long term strategic plans amidst a business climate that is volatile and uncertain. Despite these challenges, management remains committed, if necessary, to reduce discretionary operating expenses and reevaluate new initiatives in order to preserve operating margins and generate positive cash flow.

For 2009, some of the Company’s specific goals include:

•	Completing the co-development and implementation of Shopit, a leading social commerce application which we expect to provide advanced media buying opportunities and associated advertising inventory.

•	Continued development and launch of Kazaa, wherein the Company serves as the exclusive Sales and Marketing partner, expanding the Company’s presence in the music and music related content genre.

•	Measured and continued international marketing of our proprietary content offering.

•	Completion and implementation of our Web 2.0 proprietary online advertising and media buying platform.

•	Expanding our mobile and landline (“LEC”) billing platforms, including realization of the benefits of our investment in The Billing Resource, LLC (“TBR”) and other partners.

•	Continued ongoing investments in new and innovative proprietary content.

1 All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

About New Motion, Inc. (doing business as Atrinsic)

New Motion, Inc., doing business as Atrinsic, is one of the leading digital advertising and marketing services company in the United States. Atrinsic is organized as a single segment with two principal offerings: (1) Transactional  services - offering full service online marketing and distribution services which are targeted and measurable online campaigns and programs for marketing partners, corporate advertisers, or their agencies, generating qualified customer leads, online responses and activities, or increased brand recognition, and (2) Subscription  services - offering our portfolio of subscription  based content applications direct to users working with wireless carriers and other distributors.

Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated multi platform vehicle for the advanced generation of qualified leads monetized by the sale and distribution of subscription content, brand-based distribution and pay-for-performance advertising. Atrinsic’s content is organized into four strategic content groups - digital music, casual games, interactive contests, and communities/lifestyles. The Atrinsic brands include GatorArcade, a premium online and mobile gaming site, Ringtone.com, a mobile music download service, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich Network advertising services include a mobile ad network, extensive search capabilities, email marketing, one of the largest and growing publisher networks, and proprietary subscription  content. Services are provided on a variety of pricing models including cost per action, fixed fee, or commission based arrangements.

Availability of Annual Report on Form 10-K

On March 26, 2009, the Company filed its Form 10-K. A copy of the Form 10-K can be obtained at no cost on the Company’s website, www.atrinsic.com, or on the SEC’s website, www.sec.gov.  A copy of the Company’s Form 10-K is also available in print at no cost to any Company shareholder upon request.

Forward-Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s expectations that it will have sufficient capital resources to enable continued development and growth into the future. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the Traffix merger or the Ringtone.com acquisition may not be realized and other risks that may impact the Company’s business, some of which are discussed in the Company’s Annual Report on Form 10K filed with the Securities and Exchange Commission (the “SEC”) on or about the date of this release under the caption “Risk Factors” and elsewhere, including without limitation, each of the Company’s Quarterly and Annual Reports, as filed on Forms 10-Q or 10-Q/A, 10-K, or 10-K/A, respectively, and as applicable. All information in this release is as of March 26, 2009. The Company does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in the Company’s expectations.

Supplemental Disclosure regarding Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables set forth the Company’s EBITDA and Adjusted EBITDA for the three and twelve month periods ended December 31, 2008 and 2007. The Company defines “EBITDA” and “Adjusted EBITDA” as net income adjusted to exclude the following line items presented in its Statement of Operations: Minority interest; income taxes; interest expense, Impairment of Goodwill, interest and dividend income, net, depreciation and amortization, and in the case of Adjusted EBITDA non-cash equity based compensation. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure is presented below.

The Company uses Adjusted EBITDA, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides one of several links between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, it is our understanding that this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust EBITDA for the impact of the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 “Share-Based Payment” (“FAS 123R”) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs.

Since EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. EBITDA and Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable amount reported under GAAP.

Reconciliation of Reported Net Loss
to EBITDA and Adjusted EBITDA
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Net loss	$(116,559)	$(941)	$(115,766)	$(4,149)

Reconciliation Items:
Minority interest	69	(8)	(24)	283
Income taxes	(1,369)	(93)	(852)	(1,203)
Other expense (income)	8	(1)	153	12
Interest income and dividends, net	(117)	(109)	(601)	(442)
Impairment of Goodwill	114,783	-	114,783	-
Depreciation and amortization	3,250	420	5,867	1,349

EBITDA	$65	$(732)	$3,560	$(4,150)

Non-cash equity based compensation	$272	$233	$1,282	$1,117

Adjusted EBITDA	$337	$(499)	$4,842	$(3,033)

Diluted Adjusted EBITDA
per Common Share	$0.02	$(0.04)	$0.23	$(0.27)

Condensed Pro Forma Summary

The following table set forth the Company’s Condensed Proforma results for the three and twelve month periods ended December 31, 2008 and 2007. The following pro forma consolidated amounts give effect to the merger with Traffix, Inc. and the acquisition of Ringtone.com, with both being accounted for by the purchase method of accounting as if they had occurred as of  the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

Pro Forma Consolidated Statement of Operations
For the Three and Twelve Months Ending December 31, 2008 and 2007
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Net revenues	$22,875	$36,635	$128,421	$122,264

Operating expense net of interest
and other expense	140,803	37,623	242,678	130,773

Income taxes	(1,369)	2,842	(852)	1,732

Net Proforma loss	$(116,559)	$(3,830)	$(113,405)	$(10,241)

Basic and Diluted earnings per share	$(5.37)	$(0.32)	$(5.32)	$(0.90)

Pro Forma EBITDA and Adjusted EBITDA

The following table sets forth pro forma EBITDA and pro forma Adjusted EBITDA amounts after giving effect to the merger with Traffix, Inc. and the acquisition of Ringtone.com as if they had occurred as of the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

Reconciliation of Pro Forma Net Income/(Loss)
to Pro Forma EBITDA and Pro Forma Adjusted EBITDA
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Pro Forma Net loss	$(116,559)	$(3,830)	$(113,405)	$(10,241)

Reconciliation Items:
Minority interest	69	40	(24)	331
Income taxes	(1,369)	2,842	(852)	1,732
Other expense	8	(13)	181	-
Interest income and dividends, net	(117)	(1,285)	(601)	(1,618)
Impairment of Goodwill	114,783	-	114,783	-
Depreciation and amortization	3,250	3,194	6,306	12,826

Pro Forma EBITDA	65	948	6,388	3,030

Non-cash equity based compensation	272	466	1,282	1,845

Adjusted Pro Forma EBITDA	337	1,414	7,670	4,875

Diluted Pro Forma Adjusted EBITDA
per Common Share	$0.02	$0.12	$0.35	$0.43

NEW MOTION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
Years Ended December 31,
 (Dollars in thousands, except per share data)

	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$20,410	$1,112
Marketable securities	4,245	9,338
Accounts receivable, net of allowance for doubtful accounts of $2,938
and $565	16,790	8,389
Income tax receivable	2,666	-
Prepaid expenses and other current assets	3,686	2,278

Total Currents Assets	47,797	21,117

PROPERTY AND EQUIPMENT, net of accumulated depreciation of
$1,435 and $294	3,525	860
GOODWILL	11,075	-
INTANGIBLES ASSETS, net of accumulated amortization of $5,683 and $941	12,508	599
INVESTMENTS AND OTHER ADVANCES	2,519	-
DEPOSITS AND OTHER ASSETS	1,339	1,387

TOTAL ASSETS	$78,763	$23,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$7,194	$3,257
Accrued expenses	12,340	3,720
Short-term note payable	1,858	-
Merger related accrual	1,601	-
Deferred revenue	152	-
Other current liabilities	969	99
Total Current Liabilities	24,114	7,076
Long Term note payable	-	22

MINORITY INTERESTS	260	283

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Common stock - par value $.01, 100,000,000 authorized, 22,992,280 and
12,021,184 shares issued at 2008 and 2007, respectively; and, 21,083,354
and 12,021,184 shares outstanding at 2008 and 2007, respectively.	230	120
Additional paid-in capital	177,347	19,583
Accumulated other comprehensive loss	(286)	(38)
Common stock, held in treasury, at cost, 1,908,926 shares	(4,053)	-
Accumulated deficit	(118,849)	(3,083)
Total Stockholders' Equity	54,389	16,582
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$78,763	$23,963

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Net revenue-Subscription	$5,277	$13,951	$44,196	$36,982
Net revenue-Transactional	17,598	-	69,688	-
TOTAL NET REVENUES	22,875	13,951	113,884	36,982

EXPENSES
Cost of revenues-third party	13,764	10,749	74,541	29,054
Product and distribution (1)	2,225	841	9,749	3,149
Selling and marketing (1)	3,217	426	9,974	1,521
General and administrative (1)	3,604	2,667	16,060	7,408
Depreciation and amortization	3,250	420	5,867	1,349
Impairment of goodwill	114,783	-	114,783	-
	140,843	15,103	230,974	42,481

LOSS FROM OPERATIONS	(117,968)	(1,152)	(117,090)	(5,499)

OTHER EXPENSE (INCOME)

Interest income and dividends	(181)	(111)	(748)	(464)
Interest expense	64	2	147	22
Other income/expenses	8	(1)	153	12

LOSS BEFORE PROVISION FOR INCOME
TAXES AND MINORITY INTEREST	(117,859)	(1,042)	(116,642)	(5,069)

INCOME TAXES	(1,369)	(93)	(852)	(1,203)

LOSS BEFORE MINORITY INTEREST	(116,490)	(949)	(115,790)	(3,866)

MINORITY INTEREST	69	(8)	(24)	283

NET LOSS	$(116,559)	$(941)	$(115,766)	$(4,149)

Earning (Loss) Per Share:
Basic	$(5.37)	$(0.08)	$(5.43)	$(0.37)
Diluted	$(5.37)	$(0.08)	$(5.43)	$(0.37)

Weighted Average Shares Outstanding:
Basic	21,689,795	12,021,184	21,320,638	11,331,260
Diluted	21,689,795	12,021,184	21,320,638	11,331,260

NEW MOTION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31,
(Dollars in thousands, except per share data)

	2008	2007
Cash Flows From Operating Activities
Net loss	$(115,766)	$(4,149)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Allowance for doubtful accounts	2,152	(698)
Depreciation and amortization	5,867	1,349
Impairment of goodwill	114,783	-
Stock-based compensation expense	1,282	1,117
Excess tax benefit from share-based compensation	(1,017)	-
Net losses on sale of marketable securities	175	-
Deferred income taxes	(1,936)	(1,149)
Minority interest in net loss on consolidated joint venture	(24)	283
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	4,532	(4,164)
Prepaid income tax	(2,464)	(202)
Prepaid expenses and other current assets	1,152	(880)
Accounts payable	(3,205)	387
Other, principally accrued expenses	(1,176)	2,896
Net cash provided by (used in) operating activities	4,355	(5,210)

Cash Flows From Investing Activities
Purchases of securities	(6,577)	(16,000)
Proceeds from sales of securities	24,708	6,600
Cash acquired in business combinations	11,212	-
Cash paid for business combinations	(7,030)	(2,018)
Capital expenditures	(2,029)	(266)
Cash paid for investments and other advances	(2,519)	-
Net cash provided by (used in) investing activities	17,765	(11,684)

Cash Flows From Financing Activities
Repayments of notes payable	(111)	(597)
Expenditures for equity financing	-	(469)
Issuance of warrants	-	57
Issuance of stock	-	18,461
Line of credit	-	10
Excess tax benefit on share-based compensation	1,017	-
Purchase of common stock held in treasury	(4,053)	-
Proceeds from exercise of options	343	-
Net cash (used in) provided by financing activities	(2,804)	17,462

Effect of exchange rate changes on cash and cash equivalents	(18)	-

Net Increase In Cash and Cash Equivalents	19,298	568
Cash and Cash Equivalents at Beginning of Year	1,112	544
Cash and Cash Equivalents at End of Year	$20,410	$1,112

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$(35)	$(22)
Cash (paid) refunded for taxes	$(2,620)	$145
Non-Cash financing and investing disclosure
Acquisition of intangibles assets by issuance of note payable	$1,750	$(580)
Acquisition of equipment by issuance of note payable	$-	$(708)
Extinguishment of note payable and accrued interest upon conversion of note
into common stock	$-	$593